SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  __________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of Earliest event reported):  June 23, 1997


                    MOUNTAIN STATES RESOURCES CORPORATION

              (Exact Name of Registrant as Specified in Charter)


Utah                                  0-8146                   87-0280886
(State or Other Jurisdiction       (Commission              (IRS Employer
of Incorporation)                  File Number)             Identification No.)


501 Waller Street, Austin, TX                     78702
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  512 476-6925

57 West 200 South, Suite 310, Salt Lake City, Utah     84101

(Former Name or Former Address, if Changed Since Last Report)


Item 1.  Changes in Control of Registrant
(a) On June 23, 1997, the closing of the Agreement and Plan of Reorganization (the "Agreement") with Micro-Media Solutions, Inc., a Texas corporation ("Micro-Media"), occurred. The Registrant issued 9,310,000 shares of common stock of the Registrant for all of the outstanding shares of Micro-Media. Thus, the Registrant now has outstanding 10,764,733 shares of common stock. The former shareholders of Micro-Media own approximately 86.48% of the outstanding common stock of the Registrant. In addition, Mr. Jose Chavez now owns 7,125,000 shares of the Common Stock, or 66.18%, of the Registrant and is therefore believed to control the Registrant by virtue of the number of outstanding shares of the Registrant. Also, Mr. Chavez is the president, chief executive officer, and a director of the Registrant. Each of the former shareholders of Micro-Media exchanged their shares of such entity for shares of the Registrant as set forth in the Agreement. Micro-Media is now a wholly owned subsidiary of the Registrant. In addition, the management of the Registrant now consists of the following individuals: Jose Chavez, Mitchell Kettrick, and George Villalva.
The following table sets forth the names of those persons who were former shareholders of Micro-Media and those persons who are now believed by management to beneficially own, directly or indirectly, in excess of 5% of the outstanding stock of the Registrant:

     Name of Stockholder      No. of Shares Beneficially Owned   Percentage

     Jose Chavez                   7,125,000           66.18%
     Andrew Ramirez                285,000             2.65%
     Mitchell Kettrick             1,425,000           13.24%
     George Villalva               475,000             4.41%

Item 2.  Acquisition of Assets

     Effective June 23, 1997, the shareholders of Micro-Media exchanged their shares for shares of common stock of the Registrant as set forth in response to
Item 1 above. The board of directors of the Registrant determined that because the Registrant had been inactive and had no assets or other business opportunities, the acquisition of Micro-Media would provide the Registrant to engage in the business conducted by Micro-Media. The board of directors did not assign a specific value to the transaction.

     Pursuant to information contained in a Form 4 filed by Howard Oveson, a former officer, director, and controlling shareholder of the Registrant, Mr. Oveson sold 480,000 shares beneficially owned by him on June 24, 1997, for $180,000.

Item 7.  Financial Statements

(a) and (b)    The financial statements required by this item will be filed not later than sixty days after the filing date of this report on Form 8-K.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Mountain States Resources Corporation



Date:  July 8, 1997                 By /s/ Jose Chavez

                                    Jose Chavez, President

Date:  July 8, 1997                 By /s/Frank Rodriguez

                                    Frank Rodriguez, Principal Financial
                                    Officer